Exhibit 99.1

LIBERTY MEDIA CORPORATION REPORTS

THIRD QUARTER 2022 FINANCIAL RESULTS

Englewood, Colorado, November 4, 2022- Liberty Media Corporation ("Liberty Media" or “Liberty”) (NASDAQ: LSXMA, LSXMB, LSXMK, FWONA, FWONK, BATRA, BATRK) today reported third quarter 2022 results. Headlines include(1):

●	Attributed to Liberty SiriusXM Group
o	SiriusXM reported third quarter 2022 financial results
◾	Revenue of $2.28 billion; increase of 4% year-over-year
◾	Net income of $247 million; diluted EPS of $0.06
◾	Adjusted EBITDA(2) of $720 million
◾	SiriusXM announced 10% increase to quarterly dividend; year-to-date capital returns to SiriusXM stockholders of $1.8 billion
◾	SiriusXM reiterated full-year financial and subscriber guidance on November 1st
o	Liberty Media’s ownership of SiriusXM was 82.4% as of October 28th
o	Repurchased $210 million aggregate principal amount of 1.375% cash convertible notes due 2023 for $284 million gross consideration
◾	Effective cost to Liberty SiriusXM Group of $179 million, net of proceeds received from Formula One Group ($64 million) and Braves Group ($14 million) to settle corresponding portion of intergroup interests and proceeds from settlement of bond hedge and warrant ($27 million)
o	From August 1st through October 31st, Liberty repurchased 276 thousand LSXMK shares at an average price per share of $40.54 for total cash consideration of $11 million
●	Attributed to Formula One Group

o	Announced multiple broadcast extensions, including Sky Sports covering UK and Ireland, Germany and Italy in multi-year agreements, ESPN for US market through 2025, and ServusTV in Austria through 2025
o	Announced 2023 race calendar with renewals of Monaco and Mexico City races until 2025
o	Expanded partnership with AWS as a Global Partner
o	Audi announced F1 entry as new engine supplier in tandem with introduction of next-generation engine regulations in 2026
o	Issued $475 million aggregate principal amount of 2.25% FWONK convertible notes due 2027
◾	Repurchased $213 million face value of 1% FWONK cash convertible notes due 2023
o	Liberty Media Acquisition Corporation to hold special meeting of stockholders on November 14, 2022 to approve early unwind and redemption of outstanding public shares
●	Attributed to Braves Group
o	Secured NL East Championship for fifth consecutive season
o	42 game sellouts and 3.2 million tickets sold for 2022 season, highest ticket sales since 2000

“We congratulate the Atlanta Braves, who won their fifth consecutive NL East Championship and drew record fans for Truist Park.  Formula 1 is capitalizing on its popularity, setting new attendance records around the globe and securing important commercial agreements, while Live Nation continues to benefit from consumers prioritizing the thrill of live experiences,” said Greg Maffei, Liberty Media President and CEO. “SiriusXM once again posted solid results and returned $1.8 billion to shareholders year-to-date.”

Discussion of Results

Unless otherwise noted, the following discussion compares financial information for the three months ended September 30, 2022 to the same period in 2021.

LIBERTY SIRIUSXM GROUP – The following table provides the financial results attributed to Liberty SiriusXM Group for the third quarter of 2022. In the third quarter, approximately $10 million of corporate level selling, general and administrative expense (including stock-based compensation expense) was allocated to the Liberty SiriusXM Group.

	3Q21	3Q22	% Change

	amounts in millions
Liberty SiriusXM Group
Revenue
SiriusXM	$2,198	$2,280	4%
Total Liberty SiriusXM Group	$2,198	$2,280	4%
Operating Income (Loss)
SiriusXM	610	444	(27)%
Corporate and other	(6)	(10)	(67)%
Total Liberty SiriusXM Group	$604	$434	(28)%
Adjusted OIBDA
SiriusXM	720	722	—%
Corporate and other	(5)	(9)	(80)%
Total Liberty SiriusXM Group	$715	$713	—%

SiriusXM is a separate publicly traded company and additional information about SiriusXM can be obtained through its website and filings with the Securities and Exchange Commission. SiriusXM reported its stand-alone third quarter results on November 1, 2022.  For additional detail on SiriusXM’s financial results for the third quarter, please see SiriusXM’s earnings release posted to its Investor Relations website. For presentation purposes on page one of this release, we include the results of SiriusXM, as reported by SiriusXM, without regard to the purchase accounting adjustments applied by us for purposes of our financial statements. Liberty Media believes the presentation of financial results as reported by SiriusXM is useful to investors as the comparability of those results is best understood in the context of SiriusXM's historical financial presentation.

The businesses and assets attributed to Liberty SiriusXM Group consist primarily of Liberty Media’s interests in SiriusXM, which includes its subsidiary Pandora, and Live Nation.

FORMULA ONE GROUP – The following table provides the financial results attributed to the Formula One Group for the third quarter of 2022. In the third quarter, the Formula One Group incurred approximately $14 million of corporate level selling, general and administrative expense (including stock-based compensation expense).

“Formula 1 is delivering in 2022 across all areas including financial results, engagement with fans and action on the track. We look forward to a strong finish to the season with drivers and teams battling on the track,” said Stefano Domenicali, Formula 1 President and CEO. “We were excited to announce our record-setting 24 race calendar for 2023 which includes the much-anticipated Las Vegas Grand Prix. We also announced significant multi-year broadcast renewals to extend our relationships at attractive rates with ESPN in the US and in 3 key European markets with Sky.”

	3Q21	3Q22

	amounts in millions
Formula One Group
Revenue
Formula 1	$668	$715
Total Formula One Group	$668	$715
Operating Income (Loss)
Formula 1	$80	$82
Corporate and other	(12)	(18)
Total Formula One Group	$68	$64
Adjusted OIBDA
Formula 1	$180	$170
Corporate and other	(4)	(12)
Total Formula One Group	$176	$158

The following table provides the operating results of Formula 1 (“F1”).

F1 Operating Results

	3Q21	3Q22	% Change

	amounts in millions
Primary Formula 1 revenue	$612	$624	2%
Other Formula 1 revenue	56	91	63%
Total Formula 1 revenue	$668	$715	7%
Operating expenses (excluding stock-based compensation included below):
Team payments	(338)	(370)	(9)%
Other cost of Formula 1 revenue	(111)	(124)	(12)%
Cost of Formula 1 revenue	$(449)	$(494)	(10)%
Selling, general and administrative expenses	(39)	(51)	(31)%
Adjusted OIBDA	$180	$170	(6)%
Stock-based compensation	(4)	(1)	75%
Depreciation and Amortization(a)	(96)	(87)	9%
Operating income (loss)	$80	$82	2%

Number of races in period	7	7

a)	Includes $90 million and $81 million of amortization related to purchase accounting as of September 30, 2021 and September 30, 2022, respectively, that is excluded from calculations for purposes of team payments.

Primary F1 revenue represents the majority of F1’s revenue and is derived from (i) race promotion revenue, (ii) media rights fees and (iii) sponsorship fees.

There were seven races held in the third quarters of both 2022 and 2021. There are 22 events scheduled for the 2022 race calendar. Throughout 2021 and particularly in the first half of the season, attendance at races was limited due to the pandemic. Restrictions on fan attendance reduced as 2021 progressed, with all races in the second half of the year operating at either full capacity or with fewer restrictions. The Paddock Club resumed normal operations beginning with the Austrian Grand Prix on July 4, 2021. F1’s results in 2022 are not being impacted by capacity limitations, and throughout the first nine months of the 2022 season F1 has seen strong growth in attendance in the grandstands and the Paddock Club.

Primary F1 revenue increased in the third quarter with growth across media rights and sponsorship, partially offset by a decline in race promotion revenue. Race promotion revenue decreased due to lower fees generated from the different mix of events held, with one additional race held outside of Europe in the prior year period. Media rights increased due to growth in F1 TV subscription revenue and increased fees under new and renewed contractual agreements, and sponsorship revenue increased due to the recognition of revenue from new sponsors.

Other F1 revenue increased in the third quarter primarily due to higher hospitality revenue generated from the Paddock Club, which operated at one additional race in the third quarter of 2022 compared to the prior year period and has seen record attendance year-to-date.

Operating income was flat and adjusted OIBDA(2) decreased in the third quarter. Cost of F1 revenue increased compared to the prior year due to the pro rata recognition of increased team payments. Other cost of F1 revenue is largely variable in nature and mostly relates to revenue opportunities. These costs increased in the third quarter driven by the costs of higher hospitality attendance in the Paddock Club and one additional Paddock Club event operated compared to the prior year period. In addition, other cost of F1 revenue grew due to higher commissions and partner servicing costs associated with the Primary F1 revenue streams and higher Formula 2 and Formula 3 related costs. Selling, general and administrative expense increased in the third quarter due to higher personnel and IT costs and increased legal and other advisory fees.

The Liberty SiriusXM Group holds an approximate 1.8% intergroup interest (4.2 million notional shares) in the Formula One Group as of October 31, 2022. These shares are not included in the outstanding share count of Formula One Group in Liberty Media’s most recent Form 10-Q. Assuming the issuance of the shares underlying this intergroup interest, the Formula One Group outstanding share count as of October 31, 2022 would have been 238 million.

The businesses and assets attributed to the Formula One Group consist of Liberty Media’s subsidiary F1, its interest in Liberty Media Acquisition Corporation, other minority investments and an inter-group interest in the Braves Group.

BRAVES GROUP - The following table provides the financial results attributed to the Braves Group for the third quarter of 2022. In the third quarter, approximately $5 million of corporate level selling, general and administrative expense (including stock-based compensation expense) was allocated to the Braves Group.

	3Q21	3Q22

	amounts in millions
Braves Group
Revenue
Corporate and other	$234	$252
Operating Income
Corporate and other	$30	$8
Adjusted OIBDA
Corporate and other	$55	$38

The following table provides the operating results of Braves Holdings, LLC (“Braves”).

	3Q21	3Q22	% Change

	amounts in millions
Baseball revenue	$222	$238	7%
Development revenue	12	14	17%
Total revenue	234	252	8%
Operating expenses (excluding stock-based compensation included below):
Other operating expenses	(153)	(184)	(20)%
Selling, general and administrative expenses	(23)	(27)	(17)%
Adjusted OIBDA	$58	$41	(29)%
Impairment, restructuring and acquisition costs, net of recoveries	—	(5)	NM
Stock-based compensation	(2)	(2)	—%
Depreciation and Amortization	(21)	(21)	—%
Operating income	$35	$13	(63)%

Number of home games in period	34	38

Baseball revenue is derived from two primary sources: (i) ballpark event revenue (ticket sales, concessions, advertising sponsorships, suites and premium seat fees) and (ii) broadcasting revenue (including national and local broadcast rights). Development revenue is derived from the Battery Atlanta mixed-use facilities and primarily includes rental income.

There were 38 home games played in the third quarter of 2022, compared to 34 games played in the prior year period. A full 162 game schedule was played in 2022.

Baseball revenue increased in the third quarter due to more home games played and increased ticket demand at regular season games, as well as additional special events including concerts held at the ballpark compared to the period year period. Development revenue increased during the third quarter due to a reduction in deferred payment arrangements and increases in rental income from various new lease commencements.

Operating income and adjusted OIBDA decreased in the third quarter. Increased operating costs due to higher player salaries, higher levels of facility and game day expenses driven by more home games and higher attendance and increased expenses under MLB’s revenue sharing plan more than offset revenue growth. Selling, general and administrative expense increased primarily due to increased special event expenses, marketing initiatives and personnel costs.

The Formula One Group holds an approximate 11.1% intergroup interest (6.8 million notional shares) and the Liberty SiriusXM Group holds an approximate 2.9% intergroup interest (1.8 million notional shares) in the Braves Group as of October 31, 2022. These shares are not included in the outstanding share count of the Braves Group in Liberty Media’s most recent Form 10-Q. Assuming the issuance of the shares underlying these intergroup interests, the Braves Group outstanding share count as of October 31, 2022 would have been 61 million.

The businesses and assets attributed to the Braves Group consist primarily of Liberty Media’s subsidiary the Braves, which indirectly owns the Atlanta Braves Major League Baseball Club and certain assets and liabilities associated with the Braves’ ballpark and mixed-use development project.

Share Repurchases

From August 1, 2022 through October 31, 2022, Liberty SiriusXM Group repurchased approximately 276 thousand Series C Liberty SiriusXM shares (Nasdaq: LSXMK) at an average cost per share of $40.54 for total cash consideration of $11 million.

The total remaining repurchase authorization for Liberty Media as of November 1, 2022 is $1.1 billion and can be applied to repurchases of common shares of any of the Liberty Media Corporation tracking stocks.

FOOTNOTES

1)	Liberty Media will discuss these headlines and other matters on Liberty Media's earnings conference call that will begin at 10:00 a.m. (E.T.) on November 4, 2022. For information regarding how to access the call, please see “Important Notice” later in this document.
2)	For definitions of Adjusted OIBDA (as defined by Liberty Media) and adjusted EBITDA (as defined by SiriusXM) and applicable reconciliations see the accompanying schedules.

NOTES

The following financial information with respect to Liberty Media's equity affiliates and available for sale securities is intended to supplement Liberty Media's condensed consolidated balance sheet and statement of operations to be included in its Form 10-Q for the period ended September 30, 2022.

Fair Value of Corporate Public Holdings

(amounts in millions)	6/30/2022	9/30/2022
Liberty SiriusXM Group
Live Nation Investment(a)	5,751	5,296
Total Liberty SiriusXM Group	$5,751	$5,296
Formula One Group
Other Monetizable Public Holdings(b)	106	108
Total Formula One Group	$106	$108
Braves Group	N/A	N/A
Total Liberty Media	$5,857	$5,404

a)	Represents the fair value of the equity investment in Live Nation. In accordance with GAAP, Liberty Media accounts for its investment in the equity of Live Nation using the equity method of accounting and includes it in its condensed consolidated balance sheet at $112 million and $212 million as of June 30, 2022 and September 30, 2022, respectively.
b)	Represents the carrying value of other public holdings that are accounted for at fair value. Excludes intergroup interests.

Fair Value of Intergroup Assets and Liabilities

The intergroup interests represent quasi-equity interests which are not represented by outstanding shares of common stock; rather, the Formula One Group and Liberty SiriusXM Group have attributed interests in the Braves Group, which are generally stated in terms of a number of shares of Liberty Braves common stock, and the Liberty SiriusXM Group also has an attributed interest in the Formula One Group, which is generally stated in terms of a number of shares of Liberty Formula One common stock. Each reporting period, the notional shares representing the intergroup interests are marked to fair value. The changes in fair value are recorded in the unrealized gain (loss) on the intergroup interest line item in the unaudited attributed condensed consolidated statements of operations. The intergroup interests will remain outstanding until the redemption of the outstanding interests, at the discretion of Liberty Media’s Board of Directors, through transfer of securities, cash and/or other assets from the Braves Group or Formula One Group, respectively, to the respective tracking stock group.

	Attributed
	as of September 30, 2022
	Liberty				Formula
	SiriusXM		Braves		One
	Group		Group		Group

(amounts in millions)	Notional Shares	Value	Notional Shares	Value	Notional Shares	Value
Braves Group intergroup interests(a)	1.8	$51	(8.6)	$(238)	6.8	$187
Formula One Group intergroup interest(a)	4.2	$219			(4.2)	$(219)

a)	During the three months ended September 30, 2022, Formula One Group paid $64 million and Braves Group paid $14 million to Liberty SiriusXM Group in exchange for the cancellation of 1.1 million notional shares and 0.5 million notional shares, respectively, underlying the portion of their respective inter-group interests held by Liberty SiriusXM Group related to the repurchase of the 1.375% cash convertible notes due 2023.

Cash and Debt

The following presentation is provided to separately identify cash and debt information.

(amounts in millions)	6/30/2022	9/30/2022
Cash and Cash Equivalents Attributable to:
Liberty SiriusXM Group(a)	$494	$264
Formula One Group(b)	1,944	2,119
Braves Group(c)	207	159
Total Consolidated Cash and Cash Equivalents (GAAP)	$2,645	$2,542

Debt:
SiriusXM senior notes(d)	$8,750	$8,750
Pandora convertible senior notes	193	193
1.375% cash convertible notes due 2023(e)	1,000	790
2.125% SiriusXM exchangeable senior debentures due 2048(e)	387	387
2.75% SiriusXM exchangeable senior debentures due 2049(e)	586	586
0.5% Live Nation exchangeable senior debentures due 2050(e)	920	920
SiriusXM margin loan	875	875
Live Nation margin loan	—	—
Other subsidiary debt(f)	1,010	921
Total Attributed Liberty SiriusXM Group Debt	$13,721	$13,422
Unamortized discount, fair market value adjustment and deferred loan costs	182	92
Total Attributed Liberty SiriusXM Group Debt (GAAP)	$13,903	$13,514

1% cash convertible notes due 2023(e)	240	27
2.25% convertible notes due 2027(e)	—	475
Formula 1 term loan and revolving credit facility	2,902	2,902
Other corporate level debt	66	65
Total Attributed Formula One Group Debt	$3,208	$3,469
Fair market value adjustment	172	(16)
Total Attributed Formula One Group Debt (GAAP)	$3,380	$3,453
Formula 1 leverage(g)	3.0x	2.8x

Atlanta Braves debt	602	601
Total Attributed Braves Group Debt	$602	$601
Deferred loan costs	(3)	(3)
Total Attributed Braves Group Debt (GAAP)	$599	$598

Total Liberty Media Corporation Debt (GAAP)	$17,882	$17,565

a)	Includes $126 million and $39 million of cash held at SiriusXM as of June 30, 2022 and September 30, 2022, respectively.
b)	Includes $935 million and $1,115 million of cash held at Formula 1 as of June 30, 2022 and September 30, 2022, respectively.
c)	Excludes restricted cash held in reserves pursuant to the terms of various financial obligations of $66 million and $15 million as of June 30, 2022 and September 30, 2022, respectively.
d)	Outstanding principal amount of Senior Notes with no reduction for the net unamortized discount.
e)	Face amount of the convertible notes and exchangeable debentures with no fair market value adjustment.
f)	Includes SiriusXM revolving credit facility and term loan.
g)	Net debt to covenant OIBDA ratio of F1 operating business as defined in F1’s credit facilities for covenant calculations.

Liberty Media, SiriusXM, Formula 1 and Braves Holdings are in compliance with their debt covenants as of September 30, 2022.

Total cash and cash equivalents attributed to Liberty SiriusXM Group decreased $230 million in the third quarter as cash from operations at SiriusXM and the receipt of cash from the settlement of Braves Group and Formula One intergroup interests described below were more than offset by net debt repayment and return of capital at SiriusXM. Included in the cash and cash equivalents balance attributed to Liberty SiriusXM Group at September 30, 2022 is $39 million held at SiriusXM.  Although SiriusXM is a consolidated subsidiary, it is a separate public company with a non-controlling interest, therefore Liberty Media does not have ready access to SiriusXM’s cash balance. Liberty SiriusXM Group received $70 million of dividends from SiriusXM during the quarter.

Total debt attributed to Liberty SiriusXM Group decreased $299 million during the quarter due to net debt repayment at both SiriusXM and Liberty SiriusXM Group. During the third quarter, Liberty SiriusXM Group paid approximately $284 million to repurchase $210 million aggregate principal amount of the 1.375% cash convertible senior notes due 2023. This payment was funded as follows: (i) the receipt of $64 million cash from the Formula One Group in exchange for the cancellation of 1.1 million notional shares underlying a portion on the inter-group interest in the Formula One Group held by Liberty SiriusXM Group, (ii) the receipt of $14 million from the Braves Group in exchange for the cancellation of 0.5 million notional shares underlying a portion of the inter-group interest in the Braves Group held by Liberty SiriusXM Group, and (iii) the receipt of $27 million related to the settlement of the bond hedge and warrants related to the repurchase of the notes. The number and type of notional shares cancelled in the exchange was determined based on the number and type of shares underlying the notes repurchased.

Total cash and cash equivalents attributed to the Formula One Group increased $175 million during the quarter due to cash from operations at F1 and net debt issuance. Total debt at Formula One Group increased $261 million in the third quarter. On August 12, 2022, Liberty issued $475 million aggregate principal amount of 2.25% FWONK convertible notes due 2027. The notes will mature on August 15, 2027, unless earlier redeemed, and have an initial conversion rate of 11.6198 shares of FWONK per $1,000 principal amount of notes, representing an initial conversion price of approximately $86.06 for each share of FWONK. Proceeds from the offering were used in part to repurchase $213 million aggregate principal amount of 1% FWONK cash convertible notes due 2023.

Total cash and cash equivalents attributed to the Braves Group decreased $48 million during the quarter due to cash used in operations primarily due to seasonal working capital changes, as well as debt service, partially offset by the release of restricted cash pursuant to the terms of various financial debt arrangements. Total debt attributed to the Braves Group was flat in the quarter as draws from the operating credit facilities were used to extinguish the ballpark floating rate notes.

Important Notice: Liberty Media Corporation (Nasdaq: LSXMA, LSXMB, LSXMK, FWONA, FWONK, BATRA, BATRK) will discuss Liberty Media's earnings release on a conference call which will begin at 10:00 a.m. (E. T.) on November 4, 2022.  The call can be accessed by dialing (877) 704-2829 or (215) 268-9864, passcode 13731627 at least 10 minutes prior to the start time.  The call will also be broadcast live across the Internet and archived on our website. To access the webcast go to https://www.libertymedia.com/investors/news-events/ir-calendar.  Links to this press release will also be available on the Liberty Media website.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial performance and prospects, subscriber and financial guidance, Formula 1’s race calendar and new races, plans regarding stock repurchases, the Battery Atlanta mixed-use development, the Liberty Media Acquisition Corporation special meeting and other matters that are not historical facts.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, regulatory matters affecting our businesses, the unfavorable outcome of pending or future litigation, the failure to realize benefits of acquisitions, rapid technological and industry change, continued access to capital on terms acceptable to Liberty Media, changes in law, including consumer protection laws, and their enforcement, the impact of COVID-19, including on general market conditions, the ability of Formula 1, the Braves and Live Nation to hold live events and fan attendance at such events and market conditions conducive to stock repurchases.  These forward-looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Forms 10-K and 10-Q, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media's business which may affect the statements made in this press release.

Contact: Courtnee Chun (720) 875-5420

LIBERTY MEDIA CORPORATION

BALANCE SHEET INFORMATION

September 30, 2022 (unaudited)

	Attributed
	Liberty		Formula
	SiriusXM	Braves	One	Intergroup	Consolidated
	Group	Group	Group	Eliminations	Liberty

	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$264	159	2,119	—	2,542
Trade and other receivables, net	658	65	103	—	826
Other current assets	325	81	196	—	602
Total current assets	1,247	305	2,418	—	3,970
Intergroup interests	270	—	187	(457)	—
Investments in affiliates, accounted for using the equity method	885	114	29	—	1,028

Property and equipment, at cost	2,863	999	467	—	4,329
Accumulated depreciation	(1,779)	(265)	(103)	—	(2,147)
	1,084	734	364	—	2,182

Intangible assets not subject to amortization
Goodwill	15,209	176	3,956	—	19,341
FCC licenses	8,600	—	—	—	8,600
Other	1,242	124	—	—	1,366
	25,051	300	3,956	—	29,307
Intangible assets subject to amortization, net	1,132	25	3,249	—	4,406
Other assets	760	56	1,528	(2)	2,342
Total assets	$30,429	1,534	11,731	(459)	43,235

Liabilities and Equity
Current liabilities:
Intergroup payable (receivable)	$4	(7)	3	—	—
Accounts payable and accrued liabilities	1,315	58	267	—	1,640
Current portion of debt	381	75	43	—	499
Deferred revenue	1,381	78	471	—	1,930
Other current liabilities	65	4	26	—	95
Total current liabilities	3,146	208	810	—	4,164
Long-term debt	13,133	523	3,410	—	17,066
Deferred income tax liabilities	2,042	53	—	(2)	2,093
Redeemable intergroup interests	—	238	219	(457)	—
Other liabilities	544	173	151	—	868
Total liabilities	18,865	1,195	4,590	(459)	24,191
Redeemable noncontrolling interests in equity of subsidiary	—	—	578	—	578
Equity / Attributed net assets	8,457	339	6,538	—	15,334
Noncontrolling interests in equity of subsidiaries	3,107	—	25	—	3,132
Total liabilities and equity	$30,429	1,534	11,731	(459)	43,235

LIBERTY MEDIA CORPORATION

STATEMENT OF OPERATIONS
Three months ended September 30, 2022 (unaudited)

	Attributed
	Liberty		Formula
	SiriusXM	Braves	One	Consolidated
	Group	Group	Group	Liberty

	amounts in millions
Revenue:
Sirius XM Holdings revenue	$2,280	—	—	2,280
Formula 1 revenue	—	—	715	715
Other revenue	—	252	—	252
Total revenue	2,280	252	715	3,247
Operating costs and expenses, including stock-based compensation:
Cost of Sirius XM Holdings services (exclusive of depreciation shown separately below):
Revenue share and royalties	709	—	—	709
Programming and content(1)	156	—	—	156
Customer service and billing(1)	122	—	—	122
Other(1)	54	—	—	54
Cost of Formula 1 revenue	—	—	494	494
Subscriber acquisition costs	86	—	—	86
Other operating expenses(1)	69	184	—	253
Selling, general and administrative(1)	424	33	68	525
Impairment, restructuring and acquisition costs, net of recoveries	69	5	—	74
Depreciation and amortization	157	22	89	268
	1,846	244	651	2,741
Operating income (loss)	434	8	64	506
Other income (expense):
Interest expense	(130)	(8)	(41)	(179)
Share of earnings (losses) of affiliates, net	104	6	1	111
Realized and unrealized gains (losses) on financial instruments, net	76	6	24	106
Gains (losses) on dilution of investment in affiliate	2	—	—	2
Unrealized gains (losses) on intergroup interests	(16)	(31)	47	—
Other, net	11	—	7	18
	47	(27)	38	58
Earnings (loss) from continuing operations before income taxes	481	(19)	102	564
Income tax (expense) benefit	(135)	(3)	8	(130)
Net earnings (loss)	346	(22)	110	434
Less net earnings (loss) attributable to the noncontrolling interests	41	—	5	46
Less net earnings (loss) attributable to redeemable noncontrolling interest	—	—	(3)	(3)
Net earnings (loss) attributable to Liberty stockholders	$305	(22)	108	391

(1) Includes stock-based compensation expense as follows:
Programming and content	10	—	—	10
Customer service and billing	1	—	—	1
Other	1	—	—	1
Other operating expenses	10	—	—	10
Selling, general and administrative	31	3	5	39
Stock compensation expense	$53	3	5	61

LIBERTY MEDIA CORPORATION

STATEMENT OF OPERATIONS
Three months ended September 30, 2021 (unaudited)

	Attributed
	Liberty		Formula
	SiriusXM	Braves	One	Consolidated
	Group	Group	Group	Liberty

	amounts in millions
Revenue:
Sirius XM Holdings revenue	$2,198	—	—	2,198
Formula 1 revenue	—	—	668	668
Other revenue	—	234	—	234
Total revenue	2,198	234	668	3,100
Operating costs and expenses, including stock-based compensation:
Cost of Sirius XM Holdings services (exclusive of depreciation shown separately below):
Revenue share and royalties	671	—	—	671
Programming and content(1)	142	—	—	142
Customer service and billing(1)	128	—	—	128
Other(1)	57	—	—	57
Cost of Formula 1 revenue	—	—	449	449
Subscriber acquisition costs	70	—	—	70
Other operating expenses(1)	67	154	—	221
Selling, general and administrative(1)	402	28	51	481
Impairment, restructuring and acquisition costs, net of recoveries	(95)	—	—	(95)
Depreciation and amortization	152	22	100	274
	1,594	204	600	2,398
Operating income (loss)	604	30	68	702
Other income (expense):
Interest expense	(130)	(6)	(32)	(168)
Share of earnings (losses) of affiliates, net	2	9	(2)	9
Realized and unrealized gains (losses) on financial instruments, net	(42)	—	2	(40)
Gains (losses) on dilution of investment in affiliate	142	—	—	142
Unrealized gains (losses) on intergroup interests	20	12	(32)	—
Other, net	(75)	1	2	(72)
	(83)	16	(62)	(129)
Earnings (loss) from continuing operations before income taxes	521	46	6	573
Income tax (expense) benefit	(108)	(10)	(55)	(173)
Net earnings (loss)	413	36	(49)	400
Less net earnings (loss) attributable to the noncontrolling interests	71	—	3	74
Less net earnings (loss) attributable to redeemable noncontrolling interest	—	—	(2)	(2)
Net earnings (loss) attributable to Liberty stockholders	$342	36	(50)	328

(1) Includes stock-based compensation expense as follows:
Programming and content	8	—	—	8
Customer service and billing	2	—	—	2
Other	1	—	—	1
Other operating expenses	9	—	—	9
Selling, general and administrative	34	3	8	45
Stock compensation expense	$54	3	8	65

LIBERTY MEDIA CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

Nine months ended September 30, 2022 (unaudited)

	Attributed
	Liberty		Formula
	SiriusXM	Braves	One	Consolidated
	Group	Group	Group	Liberty

	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$1,188	29	187	1,404
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	461	57	272	790
Stock-based compensation	152	9	12	173
Non-cash impairment and restructuring costs	68	5	—	73
Share of (earnings) loss of affiliates, net	(140)	(18)	—	(158)
Unrealized (gains) losses on intergroup interests, net	31	(5)	(26)	—
Realized and unrealized (gains) losses on financial instruments, net	(433)	(12)	(100)	(545)
Losses (gains) on dilution of investment in affiliate	(9)	—	—	(9)
Deferred income tax expense (benefit)	267	(6)	16	277
Intergroup tax allocation	80	15	(95)	—
Intergroup tax (payments) receipts	(66)	9	57	—
Other charges (credits), net	(11)	(3)	(4)	(18)
Changes in operating assets and liabilities
Current and other assets	41	(52)	(91)	(102)
Payables and other liabilities	(325)	(8)	188	(145)
Net cash provided (used) by operating activities	1,304	20	416	1,740
Cash flows from investing activities:
Investments in equity method affiliates and debt and equity securities	(1)	(5)	(35)	(41)
Cash proceeds from dispositions	50	48	51	149
Cash (paid) received for acquisitions, net of cash acquired	(136)	—	—	(136)
Capital expended for property and equipment, including internal-use software and website development	(279)	(13)	(263)	(555)
Other investing activities, net	4	—	73	77
Net cash provided (used) by investing activities	(362)	30	(174)	(506)
Cash flows from financing activities:
Borrowings of debt	3,019	135	468	3,622
Repayments of debt	(3,079)	(235)	(634)	(3,948)
Intergroup (repayments) borrowings	78	(14)	(64)	—
Liberty stock repurchases	(358)	—	(37)	(395)
Subsidiary shares repurchased by subsidiary	(599)	—	—	(599)
Cash dividends paid by subsidiary	(233)	—	—	(233)
Taxes paid in lieu of shares issued for stock-based compensation	(134)	—	25	(109)
Other financing activities, net	30	(6)	58	82
Net cash provided (used) by financing activities	(1,276)	(120)	(184)	(1,580)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	—	—	(13)	(13)
Net increase (decrease) in cash, cash equivalents and restricted cash	(334)	(70)	45	(359)
Cash, cash equivalents and restricted cash at beginning of period	606	244	2,074	2,924
Cash, cash equivalents and restricted cash at end of period	$272	174	2,119	2,565

Cash and cash equivalents	$264	159	2,119	2,542
Restricted cash included in other current assets	—	15	—	15
Restricted cash included in other assets	8	—	—	8
Total cash and cash equivalents and restricted cash at end of period	$272	174	2,119	2,565

LIBERTY MEDIA CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

Nine months ended September 30, 2021 (unaudited)

	Attributed
	Liberty		Formula
	SiriusXM	Braves	One	Consolidated
	Group	Group	Group	Liberty

	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$883	2	29	914
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	451	56	299	806
Stock-based compensation	158	9	21	188
Non-cash impairment and restructuring costs	24	—	—	24
Share of (earnings) loss of affiliates, net	181	(20)	(27)	134
Unrealized (gains) losses on intergroup interests, net	(52)	15	37	—
Realized and unrealized (gains) losses on financial instruments, net	42	(1)	(107)	(66)
Losses (gains) on dilution of investment in affiliate	(152)	—	—	(152)
Deferred income tax expense (benefit)	66	10	(43)	33
Intergroup tax allocation	5	(2)	(3)	—
Other charges (credits), net	77	7	3	87
Changes in operating assets and liabilities
Current and other assets	54	(52)	(47)	(45)
Payables and other liabilities	(439)	(16)	205	(250)
Net cash provided (used) by operating activities	1,298	8	367	1,673
Cash flows from investing activities:
Investments in equity affiliates and debt and equity securities	(66)	—	(152)	(218)
Investment of subsidiary initial public offering proceeds into trust account	—	—	(575)	(575)
Cash proceeds from dispositions	27	2	167	196
Cash (paid) received for acquisitions, net of cash acquired	(14)	—	—	(14)
Capital expended for property and equipment, including internal-use software and website development	(244)	(26)	(10)	(280)
Proceeds from insurance recoveries	225	—	—	225
Other investing activities, net	6	8	37	51
Net cash provided (used) by investing activities	(66)	(16)	(533)	(615)
Cash flows from financing activities:
Borrowings of debt	6,294	113	—	6,407
Repayments of debt	(5,871)	(67)	(191)	(6,129)
Liberty stock repurchases	(351)	—	(47)	(398)
Subsidiary shares repurchased by subsidiary	(1,174)	—	—	(1,174)
Cash dividends paid by subsidiary	(41)	—	—	(41)
Taxes paid in lieu of shares issued for stock-based compensation	(91)	—	(2)	(93)
Proceeds from initial public offering of subsidiary	—	—	575	575
Settlement of intergroup call spread	(384)	—	384	—
Other financing activities, net	(85)	(6)	(37)	(128)
Net cash provided (used) by financing activities	(1,703)	40	682	(981)
Effect of foreign exchange rates on cash, cash equivalents and restricted cash	—	—	(5)	(5)
Net increase (decrease) in cash, cash equivalents and restricted cash	(471)	32	511	72
Cash, cash equivalents and restricted cash at beginning of period	1,008	185	1,684	2,877
Cash, cash equivalents and restricted cash at end of period	$537	217	2,195	2,949

Cash and cash equivalents	$529	134	2,195	2,858
Restricted cash included in other current assets	—	64	—	64
Restricted cash included in other assets	8	19	—	27
Total cash and cash equivalents and restricted cash at end of period	$537	217	2,195	2,949

NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DISCLOSURES

SCHEDULE 1

To provide investors with additional information regarding our financial results, this press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, for the Liberty SiriusXM Group, the Braves Group and the Formula One Group, together with reconciliations to operating income, as determined under GAAP.  Liberty Media defines Adjusted OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, separately reported litigation settlements, restructuring, acquisition and other related costs and impairment charges.

Liberty Media believes Adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends.  In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance.  Because Adjusted OIBDA is used as a measure of operating performance, Liberty Media views operating income as the most directly comparable GAAP measure.  Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty Media's management considers in assessing the results of operations and performance of its assets.

The following table provides a reconciliation of Adjusted OIBDA for Liberty Media to operating income calculated in accordance with GAAP for the three months ended September 30, 2021 and September 30, 2022, respectively.

QUARTERLY SUMMARY

(amounts in millions)	3Q21	3Q22
Liberty SiriusXM Group
Operating Income	$604	$434
Depreciation and amortization	152	157
Stock compensation expense	54	53
Impairment, restructuring and acquisition costs, net of recoveries(a)	(95)	69
Adjusted OIBDA	$715	$713

Formula One Group
Operating Income	$68	$64
Depreciation and amortization	100	89
Stock compensation expense	8	5
Adjusted OIBDA	$176	$158

Braves Group
Operating Income	$30	$8
Depreciation and amortization	22	22
Stock compensation expense	3	3
Impairment, restructuring and acquisition costs, net of recoveries(a)	—	5
Adjusted OIBDA	$55	$38

Liberty Media Corporation (Consolidated)
Operating Income	$702	$506
Depreciation and amortization	274	268
Stock compensation expense	65	61
Impairment, restructuring and acquisition costs, net of recoveries(a)	(95)	74
Adjusted OIBDA	$946	$909

(a)	During the three months ended September 30, 2021, SiriusXM recorded insurance recoveries related to the SXM-7 satellite of $80 million as well as the reversal of a $17 million liability related to the Stitcher acquisition. During the three months ended September 30, 2022, Sirius XM recorded impairment losses of $43 million related to the termination of certain software projects, $20 million related to the impairment of vacated office spaces and $5 million related to personnel severance, and Braves Holdings recorded $5 million of impairment losses as a result of hurricane damage at its spring training facility in Florida. These charges have been excluded from adjusted OIBDA.

SCHEDULE 2

This press release also includes a presentation of adjusted EBITDA of SiriusXM, which is a non-GAAP financial measure used by SiriusXM, together with a reconciliation to SiriusXM's stand-alone net income, as determined under GAAP.  SiriusXM defines adjusted EBITDA as net income before interest expense, income tax expense and depreciation and amortization. SiriusXM adjusts EBITDA to exclude the impact of other expense (income) as well as certain other charges discussed below. Adjusted EBITDA is a Non-GAAP financial measure that excludes or adjusts for (if applicable): (i) loss on extinguishment of debt, (ii) share-based payment expense, (iii) impairment, restructuring and acquisition costs, (iv) legal settlements/reserves and (v) other significant operating expense (income) that do not relate to the on-going performance of SiriusXM’s business. SiriusXM believes adjusted EBITDA is a useful measure of the underlying trend of its operating performance, which provides useful information about its business apart from the costs associated with its capital structure and purchase price accounting. SiriusXM believes investors find this Non-GAAP financial measure useful when analyzing past operating performance with current performance and comparing SiriusXM’s operating performance to the performance of other communications, entertainment and media companies. SiriusXM believes investors use adjusted EBITDA to estimate current enterprise value and to make investment decisions. As a result of large capital investments in SiriusXM’s satellite radio system, its results of operations reflect significant charges for depreciation expense. SiriusXM believes the exclusion of share-based payment expense is useful as it is not directly related to the operational conditions of its business. SiriusXM also believes the exclusion of the legal settlements and reserves, impairment, restructuring and acquisition related costs, and loss on extinguishment of debt, to the extent they occur during the period, is useful as they are significant expenses not incurred as part of its normal operations for the period.

Adjusted EBITDA has certain limitations in that it does not take into account the impact to SiriusXM’s statements of comprehensive income of certain expenses, including share-based payment expense.  SiriusXM endeavors to compensate for the limitations of the Non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the Non-GAAP measure. Investors that wish to compare and evaluate operating results after giving effect for these costs, should refer to net income as disclosed in SiriusXM’s unaudited consolidated statements of comprehensive income.  Since adjusted EBITDA is a Non-GAAP financial performance measure, SiriusXM’s calculation of adjusted EBITDA may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.  The reconciliation of net income to the adjusted EBITDA is calculated as follows:

	Unaudited
	For the Three Months Ended
	September 30,
	2021	2022
($ in millions)
Net income:	$343	$247
Add back items excluded from Adjusted EBITDA:
Impairment, restructuring and acquisition costs(a)	(95)	69
Share-based payment expense	51	50
Depreciation and amortization	135	134
Interest expense	111	107
Loss on extinguishment of debt	83	—
Other expense (income)	1	3
Income tax (benefit) expense	90	110
Adjusted EBITDA	$719	$720

(a)	During the three months ended September 30, 2021, SiriusXM recorded insurance recoveries related to the SXM-7 satellite of $80 million as well as the reversal of a $17 million liability related to the Stitcher acquisition. During the three months ended September 30, 2022, Sirius XM recorded impairment losses of $43 million related to the termination of certain software projects, $20 million related to the impairment of vacated office spaces and $5 million related to personnel severance. These charges have been excluded from adjusted OIBDA.